Exhibit 10-Z







                                 MYR Group, Inc.





                        PERFORMANCE UNITS AGREEMENT UNDER

                      THE 1990 STOCK PLAN FOR EMPLOYEES OF

                                    GPU, INC.

                                AND SUBSIDIARIES





                                (2000 AGREEMENT)

AGREEMENT made as of ---------------------------, by and between GPU, Inc. (the "Corporation") and ------------------------- (the "Recipient"):

WHEREAS, the Corporation maintains the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries (the "Plan") under which the Personnel, Compensation and Nominating Committee of the Corporation's Board of Directors (the "Committee") may, among other things, award units ("Performance Units") representing rights to acquire shares of the Corporation's Common Stock, $2.50 par value ("Common Stock") to such employees of the Corporation and its subsidiaries as the Committee may determine, subject to such terms, conditions or restrictions as it may deem appropriate;

WHEREAS, pursuant to the Plan, the Committee has granted to the Recipient an award of Performance Units subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Plan requires that an award of Performance Units be evidenced by a written agreement between the Corporation and the Recipient that contains such restrictions, terms and conditions as the Committee may require;

NOW, THEREFORE, the parties hereto agree as follows:

1.    AWARD OF PERFORMANCE UNITS; NATURE OF RIGHTS

            (a) In accordance with the provisions of the Plan, the Committee awarded to the Recipient on ----------------- (the "Award Date") ---------- Performance Units. Each unit so awarded, and each additional  Performance  Unit credited to the Recipient  pursuant to
            Section 2 (the Performance Units so awarded and the additional Performance Units so credited are hereinafter referred to collectively as the Recipient's "Units"), shall entitle the Recipient, upon the vesting of such units as provided in Section 3 hereof, to receive one share of Common Stock, or a cash payment in lieu of such share, subject to the terms, conditions, and restrictions set forth herein.

            (b) Prior to the issuance, as provided in Section 4 or 5 hereof, of shares of Common Stock with respect to the Recipient's Units, or with respect to the Recipient's "Deferred Vested Units" as defined in Section 5(a)(ii) hereof, the Recipient shall not be entitled to any of the rights of a stockholder of the Corporation by reason of such Units or Deferred Vested Units.

            (c) Notwithstanding anything in this Agreement to the contrary, the Recipient shall have the status of a mere unsecured creditor of the Corporation with respect to the Recipient's right to receive any payment hereunder; and this Agreement shall constitute a mere promise by the Corporation to make payments in the future in accordance with the terms hereof. It is the intention of the parties hereto that the arrangements set forth in this Agreement be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is applicable to such arrangements, for purposes of Title I of ERISA.

2.    ADDITIONAL PERFORMANCE UNITS

            (a) As of each date prior to the Vesting Date (as defined in Section 3(a) below) on which a dividend is paid on the Common Stock ("Dividend Payment Date"), there shall be credited to the Recipient hereunder a number of additional Performance Units determined by multiplying (i) the aggregate number of Units standing to the Recipient's credit immediately prior to such Dividend Payment Date, by (ii) the quotient resulting from dividing (A) the per share amount of the dividend so paid by (B) the price per share used for the reinvestment of dividends paid on such Dividend Payment Date under the provisions of the Corporation's Dividend Reinvestment and Stock Purchase Plan.

            (b) Any additional Performance Units credited to the Recipient pursuant to this Section 2 shall be subject to the same terms, conditions and restrictions as are applicable with respect to the Recipient's initially awarded Performance Units.

3.    ADJUSTMENT AND VESTING OF UNITS

            (a) For purposes of this Agreement, the Recipient's "Vesting Date" shall mean the earliest to occur of the following dates:

                  (i)    the third anniversary of the Award Date;

                  (ii) the date as of which the Recipient's employment with the Corporation or any subsidiary terminates as a result of the Recipient's death; or

                  (iii)  an "Acceleration Date," as defined in the Plan.

            (b) Subject to the provisions of paragraph (c) below, as of the Recipient's Vesting Date, the aggregate number of Units then standing to the Recipient's credit shall be adjusted by multiplying such aggregate number by the sum of (1) the MYR After-Tax Margin Performance Percentage, as determined in accordance with subparagraph (i) below, (2) the MYR Revenue Growth Rate Performance Percentage, as determined in accordance with subparagraph (ii) below, and (3) the MYR Return on Assets Performance Percentage, as determined in accordance with subparagraph (iii) below:

                  (i) The MYR After-Tax Margin Performance Percentage shall be 35% of the Percentage determined pursuant to the following table

      If the MYR After Tax-Margin
      for the Performance Period is:      The Percentage shall be:
      ------------------------------      ------------------------
      4.1% or above                                   200%
      At least 3.8% but less than 4.1%                175%
      At least 3.5% but less than 3.8%                150%
      At least 3.2% but less than 3.5%                125%
      At least 3.0% but less than 3.2%                100%
      At least 2.8% but less than 3.0%                75%
      At least 2.4% but less than 2.8%                50%
      Less than 2.4%                                  0%

            For purposes of the foregoing, the MYR After-Tax Margin for the Performance Period shall mean the percentage determined by dividing
            (A) the average of the net income of MYR Group, Inc. ("MYR") for each of the years in the period from January 1, 2000 through December 31, 2002 (the "Performance Period"), by (B) the average of MYR's gross revenues for each of the years in the Performance Period.

                  (ii) The MYR Revenue Growth Rate Performance Percentage shall be 30% of the Percentage determined pursuant to the following table:

      If the MYR Revenue Growth Rate
      for the Performance Period is:             The Percentage shall be:
      ------------------------------             ------------------------
      27% or above                                    200%
      At least 24$ but less than 27%                  175%
      At least 21% but less than 24%                  150%
      At least 18% but less than 21%                  125%
      At least 15% but less than 18%                  100%
      At least 12% but less than 15%                  75%
      At least 9% but less than 12%                   50%
      Less than 9%                                    0%

            For purposes of the foregoing, the MYR Revenue Growth Rate for the Performance Period shall mean the average of the compounded rate of growth in MYR's gross revenues, over a base of $480 million, for each of the years in the Performance Period.

                  (iii) The MYR Return on Assets Performance Percentage shall be 35% of the Percentage determined pursuant to the following table:

      If the MYR Return on Assets
      for the Performance Period is:      The Percentage shall be:
      ------------------------------      ------------------------
      27% or above                                    200%
      At least 15.9% but less than 17%                175%
      At least 14.9% but less than 15.9%              150%
      At least 13.8% but less than 14.9%              125%
      At least 12.7% but less than 13.8%              100%
      At least 11.4% but less than 12.7%              75%
      At least 10.0% but less than 11.4%              50%
      Less than 10.0%                                 0%

            For purposes of the foregoing, the MYR Return on Assets for the Performance Period shall mean the average of the percentages, determined, for each year in the Performance Period, by dividing MYR's net income for such year, by the average of MYR's total assets as of the beginning and end of such year.

                  (iv) For purposes of this paragraph (b), the amount of MYR's net income and revenues for any year, and the amount of its total assets as of the beginning and end of any year, shall be the amounts determined by MYR's Board of Directors, in its discretion.

            (c) If the Recipient's Vesting Date occurs by reason of the Recipient's death prior to the first day of the calendar year which includes the third anniversary of the Award Date, the Recipient's Units shall not be adjusted in the manner described in paragraph (b) above; and if the Recipient's Vesting Date occurs by reason of an Acceleration Date occurring prior to such first day, the adjustment with respect to the Recipient's Units required under paragraph (b) above shall be made using as the applicable Performance Percentage under each of subparagraphs (i), (ii) and (iii) of paragraph (b) above either 100% or, if greater, the Performance Percentage that would apply under the table set forth in such subparagraph if the

            Performance Period had ended on December 31 of the calendar year immediately preceding such Acceleration Date.

            (d) If the Recipient's employment with the Corporation or any subsidiary terminates prior to the third anniversary of the Award Date as a result of the Recipient's death, "Eligible Retirement" as defined in paragraph (f)(iii) below or "Total Disability" as defined in the Plan, the number of Units standing to the Recipient's credit as of the Recipient's Vesting Date (after taking into account any adjustment required under paragraph (b)) shall be adjusted (or further adjusted) by multiplying such number of Units by the Recipient's Service Percentage. The Recipient's "Service Percentage" shall mean the percentage determined by dividing by 36 the number of months in the period beginning on the Award Date and ending on the date of such termination of the Recipient's employment; and for this purpose, any fraction of a month included in such period shall be treated as a full month. This paragraph (d) shall not apply if the Recipient's Vesting Date occurs by reason of the occurrence of an Acceleration Date.

            (e) As of the Recipient's Vesting Date, all Units then standing to the Recipient's credit (after taking into account any adjustments required under paragraphs (b), (c) and (d) above) shall become vested. If the number of Units standing to the Recipient's credit immediately prior to any adjustments made pursuant to paragraphs
            (b), (c) and (d) above exceed the number of Units standing to the Recipient's credit after giving effect to such adjustments, all of the Recipient's rights with respect to such excess number of Units shall be forfeited as of the Vesting Date. If the Recipient's employment with the Corporation or any subsidiary should terminate before the Recipient's Vesting Date for any reason other than as a result of the Recipient's Eligible Retirement or Total Disability, all of the Recipient's rights with respect to any Units credited to the Recipient hereunder shall be forfeited as of the date of such termination.

            (f) For purposes of this Agreement, (i) the term "subsidiary" shall have the same meaning as in paragraph 4(a) of the Plan; (ii) the transfer of the Recipient's employment from one subsidiary to another shall not be treated as a termination of the Recipient's employment; and (iii) the term "Eligible

            Retirement" shall mean the termination of the Recipient's employment with the Corporation or any subsidiary for any reason other than death or Total Disability after having attained age 55 and completing at least 10 years of service with MYR or any other subsidiary of the Corporation.

4.    PAYMENT FOR VESTED UNITS

            (a) Upon the Vesting Date, the Recipient shall become entitled to receive payment with respect to the Units which have become vested on such date (such Units are hereafter referred to as the Recipient's "Vested Units"). Except as otherwise provided in Section 5, payment with respect to the Recipient's Vested Units shall be made as soon as practicable after the Vesting Date, in the manner hereinafter set forth in this Section 4.

            (b) Except as otherwise provided in paragraph (c) below, payment with respect to the Recipient's Vested Units shall be made by the issuance to the Recipient of shares of Common Stock. Except as otherwise provided in paragraph (d) (ii) below, one share of Common Stock shall be issued for each of the Recipient's Vested Units. The Recipient shall own any shares of Common Stock so issued free and clear of any restrictions and shall be free to hold or dispose of such shares at will, subject, however, to any restrictions that may be imposed by law.

            (c) The Committee, in its sole discretion, may determine that payment with respect to any or all of the Recipient's Vested Units shall be made in cash instead of in shares of Common Stock, and payment with respect to any fractional part of a Vested Unit shall be made in cash. Except as otherwise provided in paragraph (d) (i) below, the amount of the cash payment to be made with respect to any Vested Unit shall be equal to (and the amount of the cash payment to be made with respect to any fractional part of a Vested Unit shall be based upon) the per share closing price of one share of Common Stock as reported on the New York Stock Exchange Composite Tape for the Vesting Date, or if there are no sales of Common Stock on such date, for the next preceding day on which there were sales of Common Stock.

            (d) Upon the occurrence of an Acceleration Date, the amount payable with respect to the Recipient's Vested Units (including any Units that became vested prior to such date but for which payment hereunder has not been made as of such date) shall be determined as follows:

                  (i) To the extent that the payment for any of the Recipient's Vested Units is to be made in cash, the amount of cash to be paid for such Vested Units shall be equal to the product of
                  (A) the number of such Vested Units, multiplied by (B) the highest closing price per share of the Common Stock, as reported on the New York Stock Exchange Composite Tape, occurring during the 90-day period preceding and the 90-day period following the Acceleration Date (the "Multiplication Factor").

                  (ii) To the extent that payment for any of the Recipient's Vested Units is to be made in shares of Common Stock, the number of shares of Common Stock to be issued with respect to such Vested Units shall be determined by dividing (A) the product of (y) the number of such Vested Units multiplied by
                  (z) the Multiplication Factor, by (B) the per share closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the day preceding the payment date, or if there are no sales of Common Stock on such date, for the next preceding day on which there were sales of Common Stock.

            (e) If the Recipient has died prior to the date on which any payment is to be made hereunder with respect to the Recipient's Vested Units, the payment otherwise required to be made to the Recipient shall be made to the Recipient's beneficiary or estate, as the case may be.

5.    DEFERRAL OF PAYMENT FOR VESTED UNITS

            (a) Subject to the provisions of paragraph (b) below, payment with respect to part or all of the Recipient's Vested Units shall be deferred, and shall be made at the time and in the manner hereinafter set forth, if the Recipient so elects in accordance with the following provisions:

                  (i) An election by the Recipient hereunder shall be made in writing, on a form furnished to the Recipient for such purpose by the Committee. The form shall be filed with the Committee at least one year prior to the Vesting Date.

                  (ii) In the Recipient's election form, the Recipient shall specify the number of Vested Units payment with respect to which the Recipient wishes to defer (the number of Vested Units payment with respect to which is deferred pursuant to the Recipient's election hereunder, and the number of additional units credited to the Recipient pursuant to subparagraph (vi) below are hereinafter collectively referred to as the Recipient's "Deferred Vested Units"); the date on which payment with respect to the Recipient's Deferred Vested Units shall be made or commence (the "Payment Commencement Date") in accordance with subparagraph (iii) below; and the method by which payment with respect to the Recipient's Deferred Vested Units shall be made (the "Payment Method") in accordance with subparagraph (iv) below.

                  (iii) The Recipient may select, as the Payment Commencement Date, the first business day of any of the following: (A) the third calendar year following the calendar year in which the Vesting Date occurs, or any later calendar year; (B) the earlier of (x) any calendar year which the Recipient is permitted to select under clause (A), or (y) the calendar year following the later of the Vesting Date or the date of the termination of the Recipient's employment with the Corporation or any subsidiary or the Recipient's Total Disability; or (C) the calendar year following the later of the Vesting Date or the date of the termination of the Recipient's employment with the Corporation or any subsidiary or the Recipient's Total Disability, or any later calendar year.

                  (iv) The Recipient may select,  as the Payment Method,  either
                  (A) a single lump sum payment, or (B) payment in annual installments, over a period of at least five years, or such greater number of years as the Recipient specifies in the Recipient's election form. With each such annual installment, payment shall be made with respect to a number of the Recipient's Deferred Vested Units equal to the quotient resulting from dividing (C) the total number of Deferred
                  Vested Units standing to the Recipient's credit hereunder on applicable payment date, by (D) the number of installment payments remaining to be made on such date. Immediately after each annual installment payment has been made, the number of Deferred Vested Units standing to the Recipient's credit hereunder shall be reduced by the number of Deferred Vested Units with respect to which such payment was made.

                  (v) Any election made hereunder by the Recipient shall be irrevocable.

                  (vi) Until payment has been made with respect to all of the Recipient's Deferred Vested Units (including those credited to the Recipient under this subparagraph), there shall be credited to the Recipient hereunder, as of each Dividend Payment Date, a number of additional Deferred Vested Units determined by multiplying (A) the number of Deferred Vested Units (including any additional Deferred Vested Units previously credited to the Recipient under this subparagraph) standing to the Recipient's credit hereunder on the day immediately preceding such Dividend Payment Date, by (B) the quotient referred to in Section 2(a)(ii) hereof.

                  (vii) Payment with respect to the Recipient's Deferred Vested Units shall be made in cash, or in shares of Common Stock, or in any combination of cash or such shares, as the Committee shall determine in its sole discretion. To the extent that payment with respect to any of the Recipient's Deferred Vested Units is to be made in shares of Common Stock, one share of Common Stock shall be issued for each such Deferred Vested Unit. The Recipient shall own any shares of Common Stock so issued free and clear of any restrictions and shall be free to hold or dispose of such shares at will, subject, however, to any restrictions that may be imposed by law. The amount of the cash payment to be made with respect to any Deferred Vested Units shall be equal to (and with respect to any fractional part of a Deferred Vested Unit, shall be based upon) the per share closing price of one share of Common Stock as reported on the New York Stock Exchange Composite Tape for the last business day immediately preceding the date on which such cash payment is to be made.

                  (viii) A deferral election otherwise permitted to be made hereunder shall be subject to the following limitations:

                        (A) If the Recipient's Vesting Date should occur within one year following the date on which the Recipient's election form is filed with the Committee, or if the Vesting Date occurs more than one year from such date but occurs as a result of the occurrence of an Acceleration Date, the Recipient's deferral election shall not be given effect, and payment with respect to the Recipient's Vested Units shall be made in accordance with the applicable provisions of Section 4.

                        (B) No deferral election shall be effective hereunder if at any time during the 12-month period ending on the Vesting Date, the Recipient received a hardship withdrawal under Section 7.2(e) of the GPU Companies Employee Savings Plan for Nonbargaining Employees or under the comparable provisions of any other plan maintained by any of the GPU Companies that is qualified under section 401(k) of the Code.

                        (C) No amount may be deferred with respect to the Recipient's Vested Units pursuant to the Recipient's deferral election hereunder to the extent that any tax is required to be withheld with respect to such amount pursuant to applicable federal, state or local law.

                  (ix) If the Recipient has died prior to the date on which any payment is to be made hereunder with respect to the Recipient's Deferred Vested Units, the payment otherwise required to be made to the Recipient shall be made to the Recipient's beneficiary or estate, as the case may be.

                  (x) Notwithstanding any other provision in this paragraph (a) to the contrary, to the extent the Committee in its sole discretion so determines, payment with respect to any part or all of the Recipient's Deferred Vested Units may be made to the Recipient or to the Recipient's beneficiary or estate, on any date earlier than the date on which such payment is to be made pursuant to the Recipient's election hereunder, in the following circumstances: (A) in the event of the Recipient's death prior to the Payment Commencement Date specified in the Recipient's election hereunder; (B) in the event of the Recipient's Total Disability; or (C) in the event the Recipient requests such early payment and the Committee, in its sole discretion, determines that such early payment is necessary to help the Recipient meet some severe financial need arising from circumstances which were beyond the Recipient's control and which were not foreseen by the Recipient at the time of the Recipient's election hereunder.

            (b) Notwithstanding any provision in paragraph (a) above to the contrary or any other election made by the Recipient under paragraph
            (a), the Recipient may make a special  election under this paragraph
            (b) regarding payment with respect to the Recipient's Deferred Vested Units in the event a "Change in Control", as defined in the Plan, should occur.

                  (i) The Recipient may elect under this subparagraph (i) to have payment with respect to all of the Recipient's Deferred Vested Units made in the form of a single lump sum payment upon the occurrence of a Change in Control prior to the Recipient's termination of employment. Such payment shall be made as soon as practicable after the date on which such Change in Control occurs.

                  (ii) The Recipient may elect under this subparagraph (ii) to have payment with respect to all of the Recipient's Deferred Vested Units made in the form of a single lump sum payment in the event of the Recipient's termination of employment for any reason within the two-year period following a Change in Control. Such payment shall be made by no later than 30 days after the date of the Participant's termination of employment.

                  (iii) Under this subparagraph (iii) the Recipient may elect, in the event a Change in Control occurs after the
                  Participant's termination of employment but before all payments with respect to the Recipient's Deferred Vested Units have been made pursuant to the Participant's election under

                  Section 5(a), to have payment with respect to all of the Deferred Vested Units that are still standing to the Recipient's credit hereunder at the time of such Change in Control made in the form of a single lump sum payment. Such payment shall be made as soon as practicable after the date on which such Change of Control occurs.

                  (iv) Payment with respect to the Recipient's Deferred Vested Units pursuant to an election made by the Recipient under subparagraph (i), (ii) or (iii) above shall be made in the manner provided in Section 5(a)(vii); provided, however, that if payment is to be made pursuant to the Recipient's election under subparagraph (i) or (iii), the second and fourth sentences of Section 5(a)(vii) shall not apply, and the amount of cash payable and/or the number of shares of Common Stock to be issued with respect to the Recipient's Deferred Vested Units shall be determined in accordance with the provisions of
                  Section 4(d)(i) and (ii).

                  (v) An election under subparagraph (i) shall be effective only if it is made at least one year prior to the Change in Control referred to in subparagraph (i). An election under subparagraph (ii) shall be effective only if it is made either
                  (A) at least twenty-four (24) months prior to the Recipient's termination of employment, or (B) if such termination of employment constitutes an "Involuntary Termination", as defined in subparagraph (vi) below, at least one year prior to the Change in Control referred to in subparagraph (ii). An election under subparagraph (iii) shall be effective only if it is made prior to the Recipient's termination of employment and at least one year prior to the occurrence of the Change in Control referred to in subparagraph (iii). Any special election made under subparagraphs (i), (ii) or (iii) may be revoked, and a new special election may be made thereunder, at any time; provided, however, that any such revocation or new election shall be effective only if it is made within the applicable election period specified herein. Any special election, or revocation of a special election, that may be made under subparagraphs (i), (ii) or (iii) shall be made in the manner set forth in the first sentence of Section 5(a)(i). Any special election made by the Recipient under subparagraph
                  (i), (ii) or (iii) shall be effective only if, at the date as of which payment is to be made pursuant to such election, there is in effect for the Recipient a special election under the comparable provision of each other Performance Units Agreement and Restricted Units Agreement between the Recipient and GPU, Inc. in effect on such date.

                  (vi) For purposes of this paragraph (b), "Involuntary Termination" shall mean the termination of Recipient's employment (A) as a result of the Recipient's death, (B) by the Corporation or any subsidiary, for any reason, or (C) by the Recipient for "Good Reason". For purposes of the foregoing, "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

                        (1) change in the Recipient's status, title, position or responsibilities (including reporting responsibilities) which, in the Recipient's reasonable judgment, represents an adverse change from the Recipient's status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Recipient of any duties or responsibilities which, in the Recipient's reasonable judgment, are inconsistent with the Recipient's status, title, position or responsibilities; or any removal of the Recipient from or failure to reappoint or reelect the Recipient to any of such offices or positions, other than in connection with the termination of the Recipient's employment for disability, for cause, or by the Recipient other than for Good Reason;

                        (2) a reduction in the rate of the Recipient's annual base salary;

                        (3) the relocation of the offices at which the Recipient is principally employed to a location more than twenty-five (25) miles from the location of such offices immediately prior to such relocation, or the Recipient being required to be based anywhere other than at such offices, except to the extent the Recipient was not previously assigned to a principal place of duty and except for required travel on business of the Corporation or any subsidiary to an extent substantially consistent with the Recipient's previous business travel obligations;

                        (4) the failure by the Corporation or any subsidiary to pay to the Recipient any amount of the Recipient's current compensation, or any amount payable under this Agreement, within seven (7) days of the date on which payment of such amount is due; or

                        (5) the failure by the Corporation or any subsidiary (x) to continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Recipient was participating immediately prior to such failure by the Corporation or any subsidiary unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Recipient or (y) to continue to provide the Recipient with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under all other compensation or employee benefit plans, programs and practices in which the Recipient was participating immediately prior to such failure by the Corporation or any subsidiary.

            Any event or condition described in clauses (1) through (5) above which occurs (A) within twelve (12) months prior to a Change in Control or (B) prior to a Change in Control but which the Recipient reasonably demonstrates (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (y) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

6.    WITHHOLDING TAXES

            In connection with the issuance of any Common Stock or the making of any cash payment in accordance with the
            provisions of this Agreement, the Corporation shall withhold the taxes then required by applicable federal, state and local law to be so withheld. In lieu thereof, the Corporation may require the Recipient (or, in the event of the Recipient's death, the Recipient's beneficiary or estate) to pay to the Corporation an amount equal to the amount of taxes so required to be withheld. Such payment to the Corporation shall be made in cash, or, if the Committee so determines, in cash, in shares of Common Stock with a market value equal to such withholding obligation, or in any combination thereof.

7.    ADMINISTRATION

            (a) Except for the responsibilities assigned to the MYR Board of Directors under Section 3(b)(iv), the Committee shall have full authority and sole discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Corporation, the Recipient, the Recipient's estate and any and all other interested parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a "Change in Control" (as defined in the Plan) shall be subject to judicial review under a "de novo" rather than a deferential standard.

            (b) This Agreement shall be subject to the terms of the Plan, and in the case of any inconsistency between the Plan and this Agreement, the provisions of the Plan shall govern. The Recipient hereby acknowledges receipt of the Corporation's Prospectus which includes the text of the Plan.

8.    NONASSIGNABILITY

            The Recipient's rights to payments under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer (other than transfer by will or by the laws of descent and distribution), assignment, pledge, encumbrance, attachment or garnishment by the Recipient's creditors or the creditors of the Recipient's spouse or any other beneficiary.

9.    RIGHT TO CONTINUED EMPLOYMENT

            Nothing in the Plan or this Agreement shall confer on the Recipient any right to continue as an employee of the Corporation or any subsidiary or in any way affect the Corporation or any subsidiary's right to terminate the Recipient's employment at any time.

10.   FORCE AND EFFECT

            The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

11.   PREVAILING LAWS

            This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made, and to be enforced, within the Commonwealth of Pennsylvania.

12.   SUCCESSORS

            This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

13.   NOTICE

            Any notice to the Corporation hereunder shall be in writing addressed to:

                  Executive Vice President, Corporate Affairs
                  GPU Service, Inc.
                  300 Madison Avenue
                  Morristown, New Jersey 07962-1957

            Any notice to the Recipient hereunder shall be in writing addressed to:

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            or such other address as the Recipient shall specify to the Corporation in writing.

14.   ENTIRE AGREEMENT

            This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by each of the parties hereto. No waiver by either party of any default under this agreement shall be deemed a waiver of any later default set forth above.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date set forth above.


                                    GPU, INC.


                              By:
                                 ------------------------------------
                                       Fred D. Hafer
                                       Chairman, President and Chief
                                       Executive Officer


                                  -----------------------------------
                                    [Insert Name of Officer]